Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] PROTOTYPE SALE AGREEMENT MAIN DOCUMENT This PROTOTYPE SALE AGREEMENT (this “Agreement”) is entered into on the date indicated below and made between: Polestar Automotive China Distribution Co., Ltd, Reg. No. 91510112MA6D05KT88, a corporation organized and existing under the laws of People’s Republic of China (the “Seller”); and Ningbo Geely Automotive Research and Development CO., LTD. , Reg. No. 91330201066600025F a corporation organized and existing under the laws of People’s Republic of China (the “Buyer”). BACKGROUND A. The Seller is a company within the Polestar Group engaged in sales and distribution of Polestar branded vehicles and components, spare parts and accessories thereto. B. The Buyer is a company within the Lotus Group engaged in the product development, design, manufacturing, sales and distribution of Lotus branded vehicles. C. The Polestar Group is developing [***](hereinafter referred to as the “Electric Drive Unit”). The Electric Drive Unit will be used by Buyer in Lotus branded vehicles. Thus, Buyer wishes to buy prototypes of the Electric Drive Unit for use in its car development activities. The Seller has agreed to sell and supply such prototypes to the Buyer and the Buyer has agreed to buy such prototypes on the terms set out in this Agreement. D. In light of the foregoing, the Parties have agreed to execute this Agreement. AGREEMENT 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time. “Affiliate” means any other legal entity that, directly or indirectly, is controlled by or is under common control with Polestar Automotive China Distribution Co., Ltd or Ningbo Geely Automotive Research and Development CO., LTD. and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 2 “Appendix” means an appendix to this Agreement. “Background IP” means the Intellectual Property Rights either: (a) owned by either of the Parties; (b) created, developed or invented by directors, managers, employees or consultants of either of the Parties; (c) to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this Agreement. “Components” means the prototypes of the Electric Drive Unit as further listed in Appendix 1 to this Agreement. “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Force Majeure Event” shall have the meaning set out in Section 13.1. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement. “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. “Manufacturing Partner” means Ningbo Geely Royal Engine Parts Co., Ltd (“GPRI”) “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 3 rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Agreement. “Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Agreement, along with any continuation, continuation-in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. “Price” means the price payable for the Prototypes as set forth or referenced to in Appendix 1. “Purchase Order” means an electronic or physical purchase order issued by Buyer to the Seller regarding the Components. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Steering Committee” means [***] program steering meeting, Polestar – Lotus collaboration chaired by the head of R&D of each Party. “Strategic Board” means executive meeting between CEO, CFO and Head of R&D of each Party. “Technical Specification” means the specification of the Components as set forth in Appendix 1 with the technical status of the [***] technology which is available in the project at the time of the order of the Components. “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 2. EFFECTIVE DATE AND VALIDITY 2.1 This Agreement shall be effective as of 1 May 2022, (the “Effective date”) and thus codifies the terms and conditions under which the Parties have acted from that date and shall remain in force until terminated in accordance with Section 12 below. 3. COMPONENT SUPPLY 3.1 The Parties have agreed that the Seller shall supply the Components listed in Appendix 1 to the Buyer under this Agreement. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 4 3.2 When desiring to purchase Components under this Agreement, the Buyer will issue a request to the Seller that will investigate the delivery possibilities and provide a quote. If the Buyer agree to the quote the Buyer shall issue a Purchase Order and submit it to the Seller upon which the Parties will have a binding commitment to purchase and supply the Components covered by the Purchase Order. 3.3 The Buyer may cancel a Purchase Order in whole or in part. In this event the Buyer shall reimburse the Seller for any actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate. The Seller shall produce reasonable documentation on the incurred costs and expenses for which the Seller claims reimbursement. 3.4 Subject to a written agreement, the Parties may decide to add additional Components to this Agreement which will then become subject to the terms and conditions of this Agreement. 4. DELIVERY, LOGISTICS, TITLE AND RISK 4.1 The Seller will procure that its Manufacturing Partner delivers the Components on the dates agreed with the Buyer in the confirmed Purchase Order. 4.2 The Components shall, unless otherwise agreed between the Parties in writing, be delivered to the Buyer in a deliverable condition Free Carrier ‘FCA’ (Incoterms 2020) at a delivery compound at manufacturing Partner. 4.3 Title and risk of loss or damage with respect to each Component passes to the Buyer when the Seller has delivered the Component to the Buyer in accordance with this Section 4, without prejudice to the Buyer’s right to reject Components under Section 5. 4.4 If the Seller discovers that its Manufacturing Partner will not be able to deliver the Prototypes at the agreed time or if delay seems likely, the Seller shall immediately notify the Buyer thereof in writing, stating the reasons for the delay and, if possible, the time when delivery can be expected. 5. PRICE AND PAYMENT TERMS 5.1 The Prices and payment terms for the Components purchased under this Agreement is set forth in, or determined as set forth in, Appendix 1. 6. INTELLECTUAL PROPERTY RIGHTS 6.1 Ownership of existing Intellectual Property Rights. Each Party remains the sole and exclusive owner of its Background IP. Nothing in this Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein.

Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 5 6.2 Use of brand name. For the sake of clarity, it is especially noted that this Agreement does not include any right to use the “Polestar” brand name, or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Correspondingly, it is especially noted that this Agreement does not include any right to use the “Lotus” brand name or Trademarks, or refer to “Lotus” in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the “Lotus” brand name or “Lotus” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 7. REPRESENTATIONS 7.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 8. WARRANTY 8.1 The Seller supply the Components “as is”. Seller does neither warrant nor represent that the Components, provided or delivered to Buyer hereunder are functional for the business needs of Buyer or otherwise suitable for any specific purpose. Seller does neither give any representations or warranties as regards the merchantability of the deliverables to be delivered hereunder nor any other representations or warranties of any kind whatsoever concerning the Components. Buyer acknowledges that the price of the Components to be supplied by Seller are set in consideration of the foregoing. 9. LIMITATION OF LIABILITY 9.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 9.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to [***] of the total Price payable by Buyer to Seller hereunder. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 6 9.3 The limitations of liability set forth in this Section 9 shall not apply in respect of: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 11 below; or (d) Damage arising out of an infringement, or alleged infringement, of the other Party’s or any Third Party’s Intellectual Property. 10. GOVERNANCE AND CHANGES 10.1 Governance. The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 10.2 Changes. During the term of this Agreement, Buyer can request changes to the Technical Specification, which shall be handled in accordance with the governance procedure set forth in Section 10.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. The Parties acknowledge that Seller will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Technical Specification. 11. CONFIDENTIAL INFORMATION 11.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 11.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 11.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 7 enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 11.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 11. 11.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 11.5 If any Party violates any of its obligations described in this Section 11, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 15.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 11.6 For the avoidance of doubt, this Section 11 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Results, to any Third Party, notwithstanding what it set forth above in this Section 11. Any such disclosure to any Third Party is permitted only if approved in writing by Seller. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 8 11.7 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 12. TERM AND TERMINATION 12.1 This Agreement shall become effective according to what is set forth in Section 2 above and shall remain in force unless terminated in accordance with this Section 12. 12.2 Either Party shall be entitled to terminate this Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 12.3 For avoidance of doubt, Buyer not paying the agreed Price for the Components, without legitimate reasons for withholding payment, shall be considered in material breach for the purpose of this Agreement. 12.4 Either Party shall in addition be entitled to terminate the Service Agreement for convenience upon 60 days written notice to the other Party. If at the time of termination the Buyer has placed a Purchase Order according to Section 3.2 the principle for cancelation of orders set forth in section 3.3 should apply. 13. MISCELLANEOUS 13.1 Force majeure. Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 9 13.2 Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate. 13.3 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms: (a) To Buyer: Ningbo Geely Automotive Research and Development CO., LTD. Attention: [***] No.818, Binhai 2 Road, Hangzhou Bay New District, Ningbo, Zhejiang Province Email: [***] (b) To Seller: Polestar Automotive China Distribution Co., Ltd Attention: legal Email: [***] With a copy not constituting notice to: Polestar Performance AB Attention: [***] Email: [***] 13.4 Assignment. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 10 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. Notwithstanding the above, each Party may assign this Agreement to an Affiliate without the prior written consent of the other Party. 13.5 Waiver. Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 13.6 Severability. In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected, and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 13.7 Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement and its Appendices. 13.8 Amendments. Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 13.9 Survival. If this Agreement is terminated or expires pursuant to Section 12 above, Section 11 (Confidentiality), Section 14 (Governing Law), Section 15 (Dispute Resolution) as well as this Section 13.9, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 14. GOVERNING LAW 14.1 This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China without giving regard to its conflict of laws principles. 15. DISPUTE RESOLUTION 15.1 Escalation principles. In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 11 agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 15.2 below. All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 11 above. Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 15.115.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 15.2 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. [SIGNATURE PAGE FOLLOWS] Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 12 This Agreement has been signed in two (2) originals, of which the Parties have received one (1) each. NINGBO GEELY AUTOMOTIVE POLESTAR AUTOMOTIVE CHINA RESEARCH AND DEVELOPMENT CO., LTD. DISTRIBUTION CO., LTD By: /s/ Yangyang Liu By: /s/ Dan Feng Printed Name: Yangyang Liu (on behalf of) Printed Name: Dan Feng Title: Purchasing Manager Title: China CEO Date: Date: May 5, 2023 _____________ By: /s/ Lifeng Xu By: Printed Name: Lifeng Xu Printed Name: _____________ Title: Purchasing Manager Title: ______ Date: Date: _____________ By: By: Printed Name: Printed Name: _____________ Title: Title: ______ Date: Date: _____________ By: By: Printed Name: Printed Name: _____________ Title: Title: ______ Date: Date: _____________

Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 13 [***] PROTOTYPE SALE AGREEMENT APPENDIX 1 LIST OF PROTOTYPES AND PRICE 1. GENERAL 1.1 This Specification is a part of the [***] Prototype Sale Agreement executed between Buyer and Seller. This Specification contain List of the Prototypes, prices and payment terms that the Parties have agreed that Polestar shall provide to Louts. 2. DEFINITIONS 2.1 Any capitalized terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalized terms set out below in this Section 2 shall for the purposes of this Prototype Sale Agreement have the meanings described herein. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. LIST OF COMPONENTS 3.1 [***] Prototypes • Fourteen (14) [***] Prototype standard units ([***]) In delivery complete [***] include: • [***] 4. PRICE 4.1 The Price for the Prototypes at the agreed Shipping Terms will be determined on "arm´s length terms" applying the cost plus method, i.e. mark-up. The mark-up shall be based on the latest available benchmarking study. The mark-up applied is [***] %. 4.2 The agreed price for Fourteen (14) prototypes ordered by Buyer amount to [***] RMB excluding VAT. The prices are further specified below. [***] 5. PAYMENT TERMS 5.1 Seller will invoice Buyer in the form of invoice as agreed by Buyer and Seller when the Prototype leaves the Seller’s stock location. Invoices may be generated electronically; provided however that Buyer may request hard-copy summary invoices that total batches of individual invoices over a specified period, in order to satisfy VAT and Customs reporting requirements. 5.2 Payment terms are [***] days net after date of invoice. Buyer will pay Seller for the invoice in accordance with that. Agreement nb.: LOT22-001 SA TEMPLATE VERSION 201022 14 5.3 Payment of all invoiced amounts will be in CNY, or such other currency as Buyer and Seller may agree, and against an invoice issued to Buyer by Seller. 5.4 VAT is chargeable on all invoiced amounts only where required by local law and shall be borne by the Buyer. Buyer may appoint an affiliate or Third Party to handle the requisite VAT registration and recovery. 5.5 If Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***] 5.6 If Buyer is in default in making any payment, Seller may postpone its obligations under this Agreement until payment is received. Any postponement or termination of Seller´s obligations under this Agreement shall have no effect on Sellers´s obligations or commitments under any other agreement or understanding between the Parties.